Exhibit 99.1

FOR IMMEDIATE RELEASE
April 29, 2009
Contact: David Sheridan
Chief Financial Officer
Seneca Gaming Corporation
716-501-2010

Seneca Gaming Corporation Announces

Second Quarter Fiscal 2009 Operating Results

NIAGARA FALLS, NEW YORK — Seneca Gaming Corporation (“SGC”, or the “Company”) today reported its financial results for the three month period ended March 31, 2009 (“Second Quarter 2009”) and six month period ended March 31, 2009.  SGC is a wholly-owned, tribally chartered corporation of the Seneca Nation of Indians (the “Nation”) that operates all of the Nation’s Class III gaming operations in Western New York.  SGC, through its wholly-owned subsidiaries, Seneca Niagara Falls Gaming Corporation (“SNFGC”), Seneca Territory Gaming Corporation (“STGC”) and Seneca Erie Gaming Corporation (“SEGC”), operates three casinos, one of which is located in Niagara Falls, New York, on the Nation’s Niagara Territory (“Seneca Niagara Casino and Hotel”), another of which is located in Salamanca, New York, on the Nation’s Allegany Territory (“Seneca Allegany Casino and Hotel”), and the last of which is located in Buffalo, New York, on the Nation’s Buffalo Creek Territory (“Seneca Buffalo Creek Casino”).

Consolidated Operating Results for the Second Quarters 2009 and 2008 (in thousands, unaudited):

	For the Second Quarters Ended
	Mar. 31, 2009	Mar. 31, 2008	Variance	Percent Variance

Gaming revenues	$141,320	$154,366	$(13,046)	-8.5%
Non-gaming revenues	25,633	28,124	(2,491)	-8.9%
Net revenues	140,038	151,017	(10,979)	-7.2%
Income from operations	27,296	30,589	(3,293)	-10.8%
Net Income	17,595	20,941	(3,346)	-16.0%
Adjusted EBITDA before head lease (a non-GAAP	57,707	58,507	(800)	-1.4%
measure described below)

Consolidated financial results for the Second Quarter 2009 included the following:

•                  Gaming revenues of $141.3 million, an 8.5% decrease from the Second Quarter 2008;

•                  Gross slot revenues of $129.6 million, an 8.3% decrease from the Second Quarter 2008;

•                  Net table games revenues of $14.5 million, a 15.6% decrease from the Second Quarter 2008;

•                  Non-gaming revenues of $25.6 million, an 8.9% decrease from the Second Quarter 2008;

•                  Net revenues of $140.0 million, a 7.2 % decrease from the Second Quarter 2008;

•                  Income from operations of $27.3 million, a 10.8% decrease from the Second Quarter 2008;

•                  Net income of $17.6 million, a 16.0% decrease from the Second Quarter  2008; and

•                  Adjusted EBITDA before head lease, a non-GAAP measure described below, of $57.7 million, a 1.4% decrease from the Second Quarter 2008.

Commenting on the financial results for the Second Quarter 2009, Cathy Walker, Chief Operating Officer and acting principal executive officer of Seneca Gaming Corporation, said, “Our second quarter operating results reflect the ongoing challenges faced by Seneca Gaming Corporation and the gaming industry in this unfavorable economic environment, but more importantly, our results also reflect positively on our team’s ongoing ability to respond and adapt to challenging and often unpredictable economic conditions.  We are pleased to report that through the diligent efforts of our team members, we were again able to produce quarterly Adjusted EBITDA before head lease substantially consistent with that achieved during the same period in the prior year.”

SGC’s Second Quarter 2009 Adjusted EBITDA before head lease decreased $0.8 million, or 1.4%, when compared to Second Quarter 2008.  While net revenues decreased $11.0 million, this decrease was offset through the implementation of various cost savings measures, including reductions in: payroll and related costs of $2.5 million; promotional and special event expenses of $2.0 million; cost of goods sold of $1.2 million; advertising expenses of $1.3 million; gaming equipment lease expense of $0.6 million and utility expense of $0.6 million.  We also experienced a $2.3 million reduction in exclusivity fees payable to the State of New York due to lower slot revenue.

Cochise Redeye, Chairman of the SGC Board of Directors commented, “Notwithstanding the continued challenges we are presented in such turbulent economic times, the quality and depth of our team has helped us continue to adapt to changes in consumer demand and priorities, resulting in Adjusted EBITDA before head lease substantially consistent with the prior year.  We have been successful in providing our patrons with value-conscious gaming and entertainment options tailored to these times, including programs like our “Best Bets” campaign, without compromising our ability to deliver a world-class experience that is unparalleled in Western New York.  Team Seneca continues to illustrate its ability to collectively work towards ensuring the success of Seneca Gaming Corporation.”

Net revenues for the Second Quarter 2009 decreased primarily due to the ongoing economic recession which has resulted in decreased consumer discretionary spending, including discretionary spending on gaming and entertainment.

Selected Gaming Data for the Second Quarters 2009 and 2008 (in thousands, unaudited):

	For the Second Quarters Ended
	Mar. 31, 2009	Mar. 31, 2008	Variance	Percent Variance
Slot handle	$1,520,560	$1,648,864	$(128,304)	-7.8%
Gross slot revenues	129,582	141,304	(11,722)	-8.3%
Net slot revenues	113,885	122,691	(8,806)	-7.2%
Table games drop	90,649	102,845	(12,196)	-11.9%
Net table games revenue	14,455	17,132	(2,677)	-15.6%

SGC’s net slot revenue for the Second Quarter 2009 decreased 7.2% when compared to the same period in the prior year.  Table games revenue per unit per day for the Second Quarter 2009 was $1,130, compared to $1,317 for the Second Quarter 2008.

We believe the reduction in net slot revenue and table games revenue is primarily attributable to weakened consumer spending due to the unfavorable economic environment, specifically for gaming and other forms of entertainment.  SGC’s gross slot hold percentage and gross slot win per unit per day for the Second Quarter 2009 were 8.5% and $216, respectively, compared to 8.6% and $232, respectively, for the Second Quarter 2008.

Non-Gaming Revenues for the Second Quarters 2009 and 2008 (in thousands, unaudited):

	For the Second Quarters Ended
	Mar. 31, 2009	Mar. 31, 2008	Variance	Percentage Variance
Food and Beverage	$14,231	$15,568	$(1,337)	-8.6%
Lodging	5,577	6,910	(1,333)	-19.3%
Retail, entertainment and other	5,825	5,646	179	3.2%

Food and beverage revenues decreased 8.6% when comparing the Second Quarter 2009 to the Second Quarter 2008.  We believe the decrease is primarily attributable to the decrease in consumer spending, which resulted in a decrease in the number of covers, offset by an increase in the average revenue per check.  During the Second Quarter 2009, the number of covers and average per check were approximately 956,000 and $14.88, respectively, compared to 1,071,000 and $14.54, during the Second Quarter 2008.

In addition, lodging revenue decreased by $1.3 million, or 19.3% when comparing the Second Quarter 2009 to the Second Quarter 2008, for the same reasons. The average daily room rate, or ADR, and occupancy percentage were $80.88 and 94.5%, respectively, for the Second Quarter 2009, compared to $99.60 and 94.3%, respectively, for the Second Quarter 2008.  During the Second Quarter 2009, SGC implemented marketing strategies and offered hotel room rates at discounted prices in an effort to continue to stimulate casino patron visitation and encourage longer trip duration.  The cash and complimentary occupancy percentages were 21% and 79%, respectively, for the Second Quarter 2009, and 17% and 83%, respectively, for the Second Quarter 2008.

Consolidated Financial Results for the Six Month Periods Ended March 31, 2009 and 2008 (in thousands, unaudited):

	For the Six Month Periods Ended
	Mar. 31, 2009	Mar. 31, 2008	Variance	Percent Variance
Gaming revenues	$278,343	$304,446	$(26,103)	-8.6%
Non-gaming revenues	52,573	56,923	(4,350)	-7.6%
Net revenues	278,757	301,218	(22,461)	-7.5%
Income from operations	48,428	55,872	(7,444)	-13.3%
Net Income	29,069	33,351	(4,282)	-12.8%
Adjusted EBITDA before head lease (a non-GAAP	111,734	113,025	(1,291)	-1.1%
measure described below)

Consolidated financial results for the six month period ended March 31, 2009 (in thousands, unaudited):

•                  Gaming revenues of $278.3 million, an 8.6% decrease from the six month period ended March 31, 2008;

•                  Gross slot revenues of $254.4 million, an 8.1% decrease from the six month period ended March 31, 2008;

•                  Net table games revenues of $29.8 million, a 16.1% decrease from the six month period ended March 31, 2008;

•                  Non-gaming revenues of $52.6 million, a 7.6% decrease from the six month period ended March 31, 2008;

•                  Net revenues of $278.8 million, a 7.5% decrease from the six month period ended March 31, 2008;

•                  Income from operations of $48.4 million, a 13.3% decrease from the six month period ended March 31, 2008;

•                  Net income of $29.1 million, a 12.8% decrease from the six month period ended March 31, 2008; and

•                  Adjusted EBITDA before head lease, a non-GAAP measure described below, of $111.7 million, a 1.1% decrease from the six month period ended March 31, 2008.

SGC’s Adjusted EBITDA before head lease for the six month period ended March 31, 2009 decreased $1.3 million, or 1.1%, when compared to the six month period ended March 31, 2008.  While net revenues decreased $22.5 million, this decrease was offset through the implementation of various cost savings measures, such as reductions in: payroll and related costs of $4.5 million, promotional and special event expenses of $4.4 million, cost of goods sold of $2.7 million, advertising expenses of $2.3 million, gaming equipment lease expense of $1.2 million, utilities expense of $0.7 million and repair maintenance expense of $0.5 million. SGC also experienced a $4.3 million reduction in exclusivity fee expense payable to the State of New York due to lower slot revenue.

Net revenues for the six month period ended March 31, 2009 decreased primarily due to the ongoing economic recession, which has resulted in decreased consumer spending.

Selected Gaming Data for the Six Month Periods Ended March 31, 2009 and 2008 (in thousands, unaudited):

	For the Six Month Periods Ended
	Mar. 31, 2009	Mar. 31, 2008	Variance	Percent Variance
Slot handle	$2,992,796	$3,245,653	$(252,857)	-7.8%
Gross slot revenues	254,445	277,063	(22,618)	-8.1%
Net slot revenues	225,461	242,221	(16,760)	-6.9%
Table games drop	183,004	213,826	(30,822)	-14.4%
Net table games revenue	29,753	35,457	(5,704)	-16.1%

SGC’s net slot revenue for the six month period ended March 31, 2009 decreased 6.9% when compared to the same period in the prior year.  Table games revenue per unit per day for the six month period ended March 31, 2009 was $1,152, compared to $1,361 for the six month period ended March 31, 2008.

We believe the reduction in net slot revenue and table games revenue is primarily attributable to weakened consumer spending due to the unfavorable economic environment, specifically for gaming and other forms of entertainment.  SGC’s gross slot hold percentage and gross slot win per unit per day for the six month period ended March 31, 2009 were 8.5% and $210, respectively, compared to 8.5% and $227, respectively, for the six month period ended March 31, 2008.

Non-Gaming Revenues for the Six Month Periods Ended March 31, 2009 and 2008 (in thousands, unaudited):

	For the Six Month Periods Ended
	Mar. 31, 2009	Mar. 31, 2008	Variance	Percentage Variance
Food and Beverage	$28,435	$30,382	$(1,947)	-6.4%
Lodging	11,872	14,224	(2,352)	-16.5%
Retail, entertainment and other	12,266	12,317	(51)	-0.4%

Food and beverage revenues decreased 6.4% when comparing the six month period  ended March 31, 2009 to the six month period ended March 31, 2008.  We believe the decrease is primarily attributable to the decrease in consumer spending, which resulted in a decrease in the number of covers, offset by an increase in the average revenue per check.  During the six month period ended March 31, 2009, the number of covers and average per check were approximately 1,891,000 and $15.04, respectively, compared to 2,098,000 and $14.48, during the six month period ended March 31, 2008.

In addition, we believe lodging revenue decreased by $2.4 million, or 16.5% when comparing the six month period ended March 31, 2009 to the six month period ended March 31, 2008, for the same reasons. The average daily room rate, or ADR, and occupancy percentage were $81.11 and 93.6%, respectively, for the six month period ended March 31, 2009, compared to $96.14 and 92.4%, respectively, for the six month period ended March 31, 2008.  During the six month period ended March 31, 2009,

SGC implemented marketing strategies and offered hotel room rates at discounted prices in an effort to continue to stimulate casino patron visitation and encourage longer trip duration.  The cash and complimentary occupancy percentages were 24% and 76%, respectively, for the six month period ended March 31, 2009, and 21% and 79%, respectively, for the six month period ended March 31, 2008.

Liquidity, Capital Resources and Capital Spending

As of March 31, 2009, SGC held cash and cash equivalents of $65.6 million, an increase of approximately $12.3 million when compared to September 30, 2008.

Debt:

SGC’s total debt was $516.9 million as of March 31, 2009, compared to $496.4 million as of September 30, 2008.  In October 2008, SGC borrowed $20.0 million under its $50.0 million Senior Secured Revolving Loan Agreement.   The $50.0 million Senior Secured Revolving Loan Agreement also supports letters of credit, as required by certain SGC contractual agreements and ongoing legal matters, totaling approximately $17.7 million as of March 31, 2009.  Given these letters of credit, together with the $20.0 million previously borrowed under this facility, SGC had $12.3 million of available funds under the Senior Secured Revolving Loan Agreement as of March 31, 2009.

On April 9, 2009, SGC made a $5.0 million payment on the Senior Secured Revolving Loan Agreement, resulting in an outstanding unpaid principal balance of $15.0 million as of April 29, 2009.

Interest Expense:

Interest expense of $9.7 million for the Second Quarter 2009 consists primarily of interest on our $500 million aggregate principal amount of 7-1/4% senior notes, $0.8 million of amortization related to financing costs and original issue discount, and is partially offset by $0.4 million capitalized interest on our construction activities for our Seneca Hickory Stick Golf Course.

Interest expense of $19.3 million for the six month period ended March 31, 2009 consists primarily of interest on our $500 million aggregate principal amount of 7-1/4% senior notes, $1.6 million of amortization related to financing costs and original issue discount, and is partially offset by $0.7 million capitalized interest on our construction activities for our Seneca Hickory Stick Golf Course.

Capital Expenditures:

SGC’s capital expenditures totaled $33.8 million for the six month period ended March 31, 2009, compared to $58.2 million in the six month period ended March 31, 2008.  The $33.8 million of capital expenditures consisted principally of $14.0 million relating to the permanent Seneca Buffalo Creek Casino and Hotel; $5.6 million relating to construction costs for the additional hotel tower at Seneca Allegany Casino and Hotel; $3.3 million relating to construction of the Seneca Hickory Stick Golf Club; and $1.0 million for the conversion of the temporary gaming facility at Seneca Allegany Casino and Hotel into an events center with related amenities.  The remaining $9.9 million in capital expenditures were principally for the acquisition of equipment for existing casino operations.

Construction of the second tower at Seneca Allegany Casino and Hotel and construction of the permanent casino and hotel complex on the Buffalo Creek Territory both remain suspended.  Construction activities at these locations remain suspended for reasons including: the continuing economic recession, inability to obtain construction financing at reasonable interest rates and operating and other demands on our available cash, such as our payments and distributions to the Nation.  SGC continues to engage in ongoing strategic planning efforts relative to the recommencement of construction activities at these locations.

SGC reviews the return on revenue generating maintenance capital investment and assesses critical maintenance capital expenditure needs, such as product quality and replacement, information technology and life safety expenditures, on an ongoing basis.

Capital Resources:

Distributions paid to our owner, the Seneca Nation, totaled $31.2 million for the six month period ended March 31, 2009, compared to $33.9 million for the six month period ended March 31, 2008.

SGC continues to engage in joint planning initiatives with its owner, the Seneca Nation of Indians, to assess the Corporation’s financial condition and its liquidity needs, and to help ensure that appropriate strategic plans are being developed and implemented to meet the Corporation’s liquidity requirements and the ongoing challenges presented by the current economic environment.  Management intends to continue to work closely with SGC’s owner to ensure cash generated from operations, available cash and cash equivalents, short-term investments and cash available under Senior Secured Revolving Loan Agreement are sufficient to service our debt, satisfy our other financial obligations and commitments and meet our working capital requirements for the remainder of the fiscal year.

On February 23, 2009, the Tribal Council of the Seneca Nation of Indians (“Council”) authorized several measures arising out of such joint planning initiatives, including principally, rescission of an earlier Council request for $20 million relating to certain capital improvement projects of the Nation, a reduction in monthly distributions to the Nation from the current level of $4 million per month to $3 million per month commencing in March 2009, the return of $5 million previously distributed to the Nation for the capital improvement projects described above (which has been, and will be, used as a credit against SGC’s monthly distribution obligations), and a $5 million reduction in proposed rent under the Corporation’s real property leases (“Head Leases”) for the fiscal year ended September 30, 2009.

SGC had previously approved an aggregate increase in rent under the Head Leases for the fiscal year ended September 30, 2009 from $62 million to $81 million, effective October 1, 2008.  Council’s February 23, 2009 action reduced the aggregate rent obligation under the Head Leases from $81 million to $76 million for the fiscal year ended September 30, 2009. The foregoing modifications to the Head Leases remain subject to compliance with all obligations legally binding upon the Nation, SGC and its subsidiaries, or to which the premises (described in the Head Leases) are subject, including the Corporation’s obligations under the Senior Notes Indenture, the Distribution Agreement, and the Senior Secured Revolving Loan Agreement.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization.   SGC is not subject to U.S. federal income taxation under current interpretations of the U.S. federal tax code. EBITDA is presented to provide additional information that SGC’s management uses to assess its business and because management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. However, other companies in the gaming industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial condition or profitability under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

SGC defines Adjusted EBITDA before head lease expense as EBITDA plus pre-opening expense, other non-operating expenses and head lease expense.

Adjusted EBITDA before head lease expense provides an additional measurement by which to evaluate SGC’s operations and, when viewed with both the SGC’s GAAP results and its reconciliations of Adjusted EBITDA before head lease expense to net income, the SGC believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA before head lease expense is presented solely as a supplemental disclosure because: (1) SGC believes it enhances an overall understanding of SGC’s financial performance; (2) SGC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming and hospitality industry since Adjusted EBITDA before head lease expense excludes certain items that may not be indicative of SGC’s operating results; (3) measures that are comparable to Adjusted EBITDA before head lease expense are often used as an important basis for the valuation of gaming and hospitality companies; and (4) SGC uses Adjusted EBITDA before head lease expense internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

Because SGC’s calculation of EBITDA and Adjusted EBITDA before head lease expense may be different from the calculation used by other companies, comparisons of EBITDA and Adjusted EBITDA before head lease expense may be limited.  EBITDA and Adjusted EBITDA before head lease expense should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

This earnings release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with reference to SGC and its management, indicate forward looking statements.  Similarly, statements that describe our plans or goals are all forward-looking statements.  Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this earnings release, including, but not limited to SGC’s ongoing ability to respond to a challenging and often unpredictable economic climate and its impact on SGC’s continuing ability to satisfactorily address its liquidity and working capital needs with the Nation.  Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K.  These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update any forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements included in this earnings release, which speak only as of the date of this earnings release.

Contact:  David Sheridan, Chief Financial Officer for additional information at 716-501-2010.

SENECA GAMING CORPORATION

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)  ($000’s omitted)

	March 31,	September 30,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$65,612	$53,305
Short-term investments	150	300
Other receivables, net	3,044	2,705
Inventories	3,821	4,196
Other current assets	12,075	9,127

Total current assets	84,702	69,633

Property and equipment, net	792,045	799,335
Other long-term assets	66,065	66,750

Total assets	$942,812	$935,718

Liabilities and Shareholders’ Equity

Current liabilities:
Trade payables	1,603	3,368
Construction payables	13,720	29,619
Distributions payable to Nation	—	24,000
Exclusivity fees payable	9,271	9,234
Accrued interest payable	15,104	15,104
Accrued regulatory costs	31,634	27,888
Accrued gaming liabilities	16,081	15,657
Accrued payroll and related liabilities	13,779	10,138
Other current liabilities	12,087	13,511
Senior secured revolving loan payable	20,000	—

Total current liabilities	133,279	148,519

Long-term debt	496,857	496,353
Total liabilities	630,136	644,872

Capital:
Retained earnings	312,676	290,846

Total liabilities and capital	$942,812	$935,718

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)  ($000’s omitted)

	Three Month Periods Ended:		Six Month Periods Ended:
	March 31,	March 31,	March 31,	March 31,
	2009	2008	2009	2008

Revenues:
Gaming	$141,320	$154,366	$278,343	$304,446
Food and beverage	14,231	15,568	28,435	30,382
Lodging	5,577	6,910	11,872	14,224
Retail, entertainment and other	5,825	5,646	12,266	12,317
Less: promotional allowances	(26,915)	(31,473)	(52,159)	(60,151)
	140,038	151,017	278,757	301,218

Expenses:
Gaming	36,424	41,509	73,650	82,947
Food and beverage	10,697	12,098	21,904	24,715
Lodging	3,128	3,279	6,159	6,526
Retail, entertainment and other	3,467	3,814	7,445	8,173
Advertising, general and administrative	46,365	47,310	95,865	96,832
Pre-opening costs	78	131	136	224
Depreciation and amortization	12,583	12,287	25,170	25,929

Total operating expenses	112,742	120,428	230,329	245,346

Operating income	27,296	30,589	48,428	55,872
Other non-operating expenses	(50)	(150)	(163)	(3,900)
Interest income	23	374	81	1,122
Interest expense	(9,674)	(9,872)	(19,277)	(19,743)

Net Income	$17,595	$20,941	$29,069	$33,351

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(UNAUDITED)  ($000’s omitted)

	Six Month Periods Ended
	March 31,
	2009	2008
	(Dollars in Thousands)
Cash flows relating to operating activities:
Net income	$29,069	$33,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,170	25,929
Loss on disposal of assets	7	71
Amortization of deferred financing costs and debt discount	1,621	1,619
Other than temporary decline in investments	150	3,900
Provision for bad debts	201	22

Change in operating assets and liabilities:
Current assets	(3,113)	828
Long-term assets	50	(289)
Current liabilities	4,659	(143)

Net cash provided by operating activities	57,814	65,288

Cash flows relating to investing activities:
Purchases of property and equipment	(33,786)	(58,237)
Land acquisition costs	(482)	(3,706)
Decrease in restricted cash	—	(2,074)
Sale of investments, net	—	14,600

Net cash used in investing activities	(34,268)	(49,417)

Cash flows relating to financing activities:
Proceeds from senior secured revolving loan agreement	20,000	—
Distributions paid to the Nation	(31,239)	(33,905)

Net cash used in financing activities	(11,239)	(33,905)

Net increase (decrease) in cash	12,307	(18,034)

Cash balances:
Beginning of period	53,305	78,662
End of period	$65,612	$60,628

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA before Head Lease

Three month period ended March 31, 2009

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$17,595
Depreciation and amortization	12,583
Interest, net	9,651

EBITDA	39,829
Pre-opening costs	78
Other Non-operating expense	50
Head Lease	17,750

Adjusted EBITDA before Head Lease	$57,707

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA before Head Lease

Three month period ended March 31, 2008

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$20,941
Depreciation and amortization	12,287
Interest, net	9,498

EBITDA	42,726
Pre-opening costs	131
Other Non-operating expense	150
Head Lease	15,500

Adjusted EBITDA before Head Lease	$58,507

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA before Head Lease

Six month period ended March 31, 2009

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$29,069
Depreciation and amortization	25,170
Interest, net	19,196

EBITDA	73,435
Pre-opening costs	136
Other Non-operating expense	163
Head Lease	38,000

Adjusted EBITDA before Head Lease	$111,734

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA before Head Lease

Six month period ended March 31, 2008

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$33,351
Depreciation and amortization	25,929
Interest, net	18,621

EBITDA	77,901
Pre-opening costs	224
Other Non-operating expense	3,900
Head Lease	31,000

Adjusted EBITDA before Head Lease	$113,025